PFF Bank & Trust to Open New Branches in Moreno Valley and Indio

Rancho Cucamonga, California,  October 26, 2006, PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the Bank), Diversified Builder Services and Glencrest Investment Advisors, Inc., announced today that the Bank has signed lease agreements to open two new branches in the cities of Moreno Valley and Indio pending approval from the Office of Thrift Supervision.

The Moreno Valley branch, expected to open during the third calendar quarter of 2007, will be located at the southeast corner of Highway 60 and Nason Street.  This branch will complement the branches in and around the City of Riverside, including Corona Hills, Mira Loma and Riverside.

The Indio branch, expected to open during the second calendar quarter of 2008, will be located at the southeast corner of Jackson and Avenue 42.  The Indio branch joins the PFF network in the Coachella Valley which includes branches in Cathedral City, La Quinta and Palm Desert and the new branch to be located in the City of Coachella.

The Bank's branch network is presently comprised of thirty full-service branches encompassing eastern Los Angeles, northern Orange, San Bernardino and Riverside counties.  These two branches will bring to ten the number of new full service facilities scheduled to open over the next two years, clearing our pipeline of new branch sites.  Scheduled openings by quarter for these ten new branches are as follows:

            Quarter Ending                                          Number of Branches

            December 31, 2006                                                   1

            March 31, 2007                                                         2

            June 30, 2007                                                            3

            September 30, 2007                                                  2

            December 31, 2007                                                   1

            June 30, 2008                                                            1

We remain committed to the high value proposition presented by branch banking.  Our confidence in this strategy is supported by the success of our four most recent branches.  Those branches, which have been open twelve to twenty-two months have garnered aggregate deposits of $131 million, surpassing our original expectation for these branches by $62 million.  On average, these four branches are nineteen months ahead of our original deposit growth projections.  Our confidence in this strategy is further bolstered by the 64 and 62 basis point aggregate funding cost advantages the Bank has maintained relative to the Eleventh District Cost of Funds Index (COFI) over the most recent three and twelve months for which COFI is available.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties.  The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2006.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Source: PFF Bancorp, Inc.

Contact: Kevin McCarthy,

President, CEO of PFF Bancorp, Inc.;

Gregory C. Talbott,

Senior Executive Vice President, COO and CFO of PFF Bancorp, Inc.

+1-909-941-5400

Web site: http://www.pffbancorp.com